UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2024

CEPTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $115.00 per share, subject to adjustment	CPTNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2024, Cepton, Inc., a Delaware corporation (the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider the following proposals: (1) a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated July 29, 2024 (the “Merger Agreement”), by and among the Company, KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (“Parent” or “Koito”), and Project Camaro Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirectly wholly owned subsidiary of Parent (the “Transaction Proposal”); and (2) a proposal to adjourn the Special Meeting to a later date or time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Transaction Proposal (the “Adjournment Proposal” and, together with the Transaction Proposal, the “Proposals”).

Prior to the Special Meeting, the Company delivered a proxy statement to its stockholders describing the Special Meeting, the Proposals and related information. The proxy statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2024.

As of the close of business on November 15, 2024, the record date for the Special Meeting, there were 16,051,981 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 11,260,268 shares of Common Stock were represented either in person (by the holders of such shares participating through the virtual meeting website) or by proxy at the Special Meeting, representing approximately 70.15% of the outstanding shares of Common Stock as of the record date, and therefore a quorum was declared to be present.

The Transaction Proposal was approved by the requisite vote of the Company’s stockholders.

The final voting results for the Transaction Proposal are described below.

Proposal 1: The Transaction Proposal

The Transaction Proposal received the following votes and was approved:

Votes For	Votes Against	Abstentions
10,888,035	343,826	28,407

Proposal 2: The Adjournment Proposal

The Adjournment Proposal, if necessary, to continue to solicit votes in favor of the foregoing proposal was approved:

Votes For	Votes Against	Abstentions
11,112,256	110,647	37,365

Subject to the satisfaction or waiver by the parties of the remaining conditions to closing, the Company expects to consummate the Merger on or about January 7, 2024. As a result of the Merger, the Company will cease to be a publicly traded company, and will become the indirect subsidiary of Parent.

Forward-Looking Statements Safe Harbor

This Current Report includes forward-looking statements, within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including without limitation, the Company’s expectations, plans and opinion regarding the Transaction. Forward-looking statements can be identified by words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “aim,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms, and/or conditions or that are not statements of historical fact. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement between the parties; (ii) the failure to obtain the approval of the Merger Agreement from the Company’s stockholders, (iii) the failure to obtain certain regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the Merger within the expected timeframes or at all; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; (v) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (vi) uncertain global macro-economic and political conditions; and (vii) other risks listed from time to time in the Company’s filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Current Report, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Dated: December 20, 2024	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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